   As filed with the Securities and Exchange Commission on October 9, 1998
                                                   Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                          THE SEIBELS BRUCE GROUP, INC.
             (Exact name of registrant as specified in its charter)

               South Carolina                                            57-0672136
               --------------                                            ----------
       (State or other jurisdiction of                                (I.R.S. Employer
       incorporation or organization)                                Identification No.)

                                1501 Lady Street
                         Columbia, South Carolina 29201
        (Address, including zip code, of registrant's principal executive offices)

                          THE SEIBELS BRUCE GROUP, INC.
                      1996 STOCK OPTION PLAN FOR EMPLOYEES
                              (Full title of plan)

                                R. Thomas Savage
                  Acting President and Chief Executive Officer
                                1501 Lady Street
                         Columbia, South Carolina 29201
                                 (803) 748-2000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                                    Copies to:

            Matt P. McClure, Esq.                                             Alan J. Prince, Esq.
   General Counsel and Corporate Secretary                                       King & Spalding
        The Seibels Bruce Group, Inc.                                         191 Peachtree Street
              1501 Lady Street                                             Atlanta, Georgia 30303-1763
       Columbia, South Carolina 29201


                                           CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                                   Proposed           Proposed
                                                                   Maximum            Maximum
                                                   Amount          Offering           Aggregate        Amount of
Title of Securities to                             to  be          Price Per          Offering        Registration
be Registered                                    Registered        Share(1)           Price(1)            Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share.....     1,250,000           $4.56            $5,700,000         $1,687
---------------------------------------------------------------------------------------------------------------------

(1)    Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Registrant's Common Stock on October 5, 1998 as reported by
       The Nasdaq Stock Market.
---------------------------------------------------------------------------------------------------------------------

                                     PART II

      This Registration Statement on Form S-8 relates to an additional one million two hundred fifty thousand (1,250,000) shares of common stock, par value $1.00 per share (the "Common Stock"), of The Seibels Bruce Group, Inc. (the "Company" or "Registrant") to be issued to certain employees and consultants of the Company and subsidiaries pursuant to The Seibels Bruce Group, Inc. 1996 Stock Option Plan for Employees. As permitted by General Instruction E (Registration of Additional Securities) to Form S-8, this Registration Statement omits certain information otherwise required by Form S-8.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Documents by Reference.
             ----------------------------------------

      The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:


      (a) The Annual Report of the Company on Form 10-K for the year ended December 31, 1997 filed with the Commission on March 25, 1998 (File No. 000-08804), as amended by Form 10-K/A filed with the Commission on June 19, 1998.

      (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

      (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated January 26, 1979 and filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      (d) The contents of the Company's Registration Statement on Form S-8 (File No. 333-14135), filed with the Commission on October 15, 1996 relating to the Company's 1996 Stock Option
             Plan for Employees.

      In addition, all documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.      Exhibits.
             ---------

Exhibit             Description
-------             -----------

4.1 Articles of Incorporation of the Registrant, as amended, incorporated herein by reference to the Annual Report, Exhibit (3)(1)-1, for the year ended December 31, 1989. Articles of Amendment dated June 28, 1994, June 23,
             1995 and June 18, 1996, incorporated herein by reference to the Annual Report, Exhibit 3.1, for the year ended December 31, 1996. Articles of Amendment dated April 10, 1997 and November 26, 1997, incorporated herein by reference to the Annual Report, Exhibit 3.1, for the year ended December 31, 1997. Articles of Correction dated May 13, 1997, incorporated herein by reference to the Annual Report, Exhibit 3.1, for the year ended December 31, 1997. Articles of Amendment dated March 30, 1998, incorporated herein by reference to the Quarterly Report on Form 10-Q, Exhibit 3.1, for the quarter ended June 30, 1998. Articles of Amendment dated October 7, 1998.

4.2 By-Laws of the Registrant, as amended February 25, 1992, incorporated herein by reference to the Annual Report on Form 10-K, Exhibit (3)(1)-1, for the year ended December 31, 1991. Amendments of By-Laws dated June 28, 1994, October 14, 1994 and June 13, 1995, incorporated herein by reference to the Annual Report on Form 10-K, Exhibit 3.2, for the year ended December 31, 1996.

4.3 Form of Certificate for the Company's Common Stock, par value $1.00 per share, incorporated herein by reference to the Registrant's Registration Statement on Form S-2 (File No. 333-24081).

4.4 The Seibels Bruce Group, Inc. 1996 Stock Option Plan for Employees, dated November 1, 1995, incorporated herein by reference to Annex F to the Registrant's Proxy
             Statement on Schedule 14-A, dated May 10, 1996 (File No.
             000-08804).

4.5 Amendment to The Seibels Bruce Group, Inc. 1996 Stock Option Plan for Employees, effective October 8, 1998.

5.1 Opinion of Sinkler & Boyd regarding legality of shares being registered.

23.1         Consent of Arthur Andersen, LLP.

23.2         Consent of Sinkler & Boyd (included in Exhibit 5.1).

24.1         Power of Attorney (included on signature page).

Item 9.      Undertakings.
             -------------

      (a)    The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)    To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                     EXPERTS

      The financial statements and schedules of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 have been included herein in reliance upon the reports of Arthur Andersen LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbia, state of South Carolina, on this 9th day of October, 1998.

                                                 THE SEIBELS BRUCE GROUP, INC.


                                         By: /s/ R. Thomas Savage
                                             ---------------------------------
                                             R. Thomas Savage
                                             Acting President and Chief
                                             Executive Officer,
                                             Chief Financial Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Thomas Savage and Matt P. McClure and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

     Signature                                Title                                      Date
     ---------                                -----                                      ----

/s/ Charles H. Powers                   Director, Chairman
----------------------------            of the Board                            October 9, 1998
Charles H. Powers

/s/ R. Thomas Savage                    Acting President
----------------------------            and Chief Executive
R. Thomas Savage                        Officer, Chief                          October 9, 1998
                                        Financial Officer
                                        (Principal
                                        Executive Officer
                                        and Principal
                                        Financial Officer)

/s/ Elizabeth R. Monts                  Controller
----------------------------            (Principal Accounting Officer)          October 9, 1998
Elizabeth R. Monts

/s/ Frank H. Avent                      Director                                October 8, 1998
----------------------------
Frank H. Avent

                                        Director
----------------------------
A. Crawford Clarkson, Jr.

/s/ Susie H. VanHuss                   Director                                October 9, 1998
----------------------------
Susie H. VanHuss, Ph.D.

                                       Director
----------------------------
Claude E. McCain

/s/ Kenneth A. Pavia                   Director                                October 9, 1998
----------------------------
Kenneth A. Pavia

/s/ Walker S. Powers                   Director                                October 9, 1998
----------------------------
Walker S. Powers

                                       Director
----------------------------
John P. Seibels

/s/ George R.P. Walker, Jr.            Director                                October 8, 1998
----------------------------
George R.P. Walker, Jr.

/s/ James L. Zech                      Director                                October 8, 1998
----------------------------
James L. Zech

                                       -5-

                                  EXHIBIT INDEX
                                  -------------

Exhibit             Description
-------             -----------
4.1                 Articles of Incorporation of the Registrant, as amended,
                    incorporated herein by reference to the Annual Report,
                    Exhibit (3)(1)-1, for the year ended December 31, 1989.
                    Articles of Amendment dated June 28, 1994, June 23,
                    1995 and June 18, 1996, incorporated herein by reference
                    to the Annual Report, Exhibit 3.1, for the year ended
                    December 31, 1996.  Articles of Amendment dated April
                    10, 1997 and November 26, 1997, incorporated herein by
                    reference to the Annual Report, Exhibit 3.1, for the
                    year ended December 31, 1997.  Articles of Correction
                    dated May 13, 1997, incorporated herein by reference to
                    the Annual Report, Exhibit 3.1, for the year ended
                    December 31, 1997.  Articles of Amendment dated March
                    30, 1998, incorporated herein by reference to the
                    Quarterly Report on Form 10-Q, Exhibit 3.1, for the
                    quarter ended June 30, 1998.  Articles of Amendment
                    dated October 7, 1998.

4.2 By-Laws of the Registrant, as amended February 25, 1992, incorporated herein by reference to the Annual Report on Form 10-K, Exhibit (3)(1)-1, for the year ended December
                    31, 1991.  Amendments of By-Laws dated June 28, 1994,
                    October 14, 1994 and June 13, 1995, incorporated herein by reference to the Annual Report on Form 10-K, Exhibit
                    3.2, for the year ended December 31, 1996.

4.3 Form of Certificate for the Company's Common Stock, par value $1.00 per share, incorporated herein by reference to the Registrant's Registration Statement on Form S-2
                    (File No. 333-24081).

4.4                 The Seibels Bruce Group, Inc. 1996 Stock Option Plan for
                    Employees, dated November 1, 1995, incorporated herein by reference to Annex F to the Registrant's Proxy
                    Statement on Schedule 14-A, dated May 10, 1996 (File No.
                    000-08804).

4.5                 Amendment to The Seibels Bruce Group, Inc. 1996 Stock
                    Option Plan for Employees, effective October 8, 1998.

5.1 Opinion of Sinkler & Boyd regarding legality of shares being registered.

23.1                Consent of Arthur Andersen, LLP.

23.2                Consent of Sinkler & Boyd (included in Exhibit 5.1).

24.1                Power of Attorney (included on signature page).


                                      -6-